Exhibit 99.1

To:

All Midwest and Skyway Airlines Employees

Date:

May 3, 2007

From:

Corporate Communications

Subject:

Questions/Answers Regarding the AirTran Offer

Thank you for continuing to share your questions and concerns regarding the AirTran offer with your supervisors, managers and other company leaders. We have compiled your most frequent questions below, so that everyone can benefit from the answers. If you have additional questions, please pass them along to your manager or supervisor so we can answer them in future communications.

Tender Offer

What can we expect to see happen when AirTran’s latest tender offer expires?

The latest revision and extension of the tender offer is set to expire on May 16, unless AirTran extends the deadline. At the time the offer is extended or expires, AirTran must report how many shares of outstanding stock have been tendered. By tendering shares, shareholders agree to sell their shares to AirTran at the offer price subject to the numerous conditions set forth in the offer. Unless those conditions are met, no sale of shares actually takes place nor do shares actually change hands. There is a possibility that AirTran could extend its offer again.

If more than 50% of the shares are tendered by May 16 when the exchange offer expires, does that mean that the company will be sold?

No. Nothing would change upon the tender of a majority of shares to AirTran. As mentioned above, the exchange offer is subject to numerous conditions. Regardless of the number of shares tendered, AirTran would not purchase those shares from the shareholders unless the conditions are waived or are satisfied. To satisfy the conditions, several significant actions would have to be taken by the Midwest Board of Directors, include waiving the provisions of Wisconsin law that protect Wisconsin corporations from hostile takeovers. In recommending rejection of AirTran’s offer, the board has so far declined to satisfy any of the conditions. While other scenarios are theoretically possible, as a practical matter, board approval would be required for AirTran to accomplish its goal of acquiring our company.

What about the “poison pill”? How would that work?

Unless the board determines otherwise, the poison pill, or Shareholder Rights Plan, would result in the issuance of additional shares of common stock to current shareholders if a potential acquirer such as AirTran buys 15% of our outstanding stock. The effect of triggering the poison pill is to increase the number of shares and multiply the cost of the transaction to the potential acquirer. In addition to the Shareholder Rights Plan, the Wisconsin Business Corporation Law includes provisions that protect Wisconsin corporations from hostile takeovers, including a three-year moratorium prohibiting a company that acquires 10% or more of a company’s stock from merging with the target company absent consent of its board. These anti-takeover provisions are designed to place the decision-making power squarely in the hands of the board of directors.

What if AirTran increases its offer again? How many times can they do that?

AirTran has said unequivocally that the most recent revised offer (April 2) is its last. However, if there were to be another offer, it would be the duty of the board to evaluate the offer on its own merits, as they have for each of the four AirTran offers to date. There is no limit on the number of times an offer can be made.

Is there a price at which the board would decide to sell to AirTran?

The board can only respond to the offer that is in front of it at the time. It has not indicated a price at which it would agree to sell the company.

Proxy Contest

What will happen in the proxy contest?

AirTran has nominated three people to run against our slate of three directors up for re-election. Shareholders of record as of May 11, 2007 will vote by sending in a proxy card or by voting in person at the annual meeting on June 14. Between now and then, we expect both sides will wage high-visibility campaigns to get their respective slates elected. Shareholders will receive several cards from both sides; the last card each shareholder returns is the only one that counts. If the race is close, the results may not be known for several days after June 14.

What happens if the AirTran directors win?

In the event the AirTran candidates win, they would take their seats at the next regular board meeting in August and be subject to the same fiduciary obligation to represent the interests of all Midwest shareholders, as are the other members of the board.

What are shareholders thinking? Will they vote for the AirTran slate?

There are many kinds of shareholders and they have differing points of view. Some shareholders are individuals who hold stock in their own name or in a “street name,” which is through a broker. Many of these shareholders have owned our stock for years and believe in the long-term value of the company. Similarly, there are institutional shareholders who own stock in mutual funds and similar vehicles. Some of these shareholders have owned Midwest stock for years and also have a long-term view. Some shareholders are employees, former employees and board members. Others are more recent owners, including hedge funds, who are typically interested in seeing a transaction occur.

Many shareholders in all categories have told us that the offer from AirTran is inadequate. It is impossible to know how any of them will vote. In fact, any predictions of the outcome of the election would constitute a violation of securities laws.

Employee Concerns

What would happen if the board decided to negotiate a deal with AirTran? What would happen to my job?

It is impossible to speculate with any confidence on what would happen. Many matters would become the subject of negotiation. While employees are eager to know if their jobs would remain, if they would be granted severance and outplacement services, how their seniority might be integrated and how their pay might change, the answers are unknown at this time. While AirTran representatives have pledged that no jobs would be lost and that jobs would in fact be added, these promises are not binding.

What happens to my stock options if AirTran is successful in its unsolicited hostile takeover attempt?

Under the Midwest Express Holdings, Inc. 1995 Stock Option Plan, Midwest Express Holdings, Inc. 2003 All Employee Stock Option Plan, and the Midwest Air Group, Inc. 2005 Equity Incentive Plans, stock options vest immediately upon a change of control, so individuals with stock options would be able to exercise those options immediately.

How Customers and Employees Can Help

What should I say to customers who ask about AirTran’s unsolicited offer? What can I tell them to do if they ask how they can show their support for Midwest remaining independent?

Always thank customers for their expressions of support. Indicate that you are not in a position to know what will happen, as it is up to our board of directors. Direct customers to savethecookie.com, where they can learn more, post a comment and sign a petition in support of Midwest remaining an independent airline.

What can employees do to help keep Midwest independent?

The most important thing that we can do is to produce strong business results. This means focusing on safety, continuing to provide exceptional customer service and delivering operational excellence. We must all also be focused on increasing revenue and reducing expenses by running a reliable and safe operation. You can also visit savethecookie.com and encourage your friends and family to do the same.

Important Additional Information

The Board of Directors of Midwest (“Board of Directors”) will be soliciting proxies for use at the 2007 Annual Meeting of Shareholders, or at any adjournment or postponement thereof, to vote in favor of a slate of directors to be nominated by the Board of Directors and to vote on any other matters that properly come before the 2007 Annual Meeting. Midwest will be filing a proxy statement on Schedule 14A with the Securities and Exchange Commission (“SEC”) in connection with this solicitation of proxies for the 2007 Annual Meeting (the “2007 Proxy Statement”). Promptly after filing the definitive 2007 Proxy Statement with the SEC, Midwest will mail the 2007 Proxy Statement and a WHITE Proxy Card to each Midwest shareholder entitled to vote at the Annual Meeting. Midwest has engaged MacKenzie Partners, Inc. (“MacKenzie”) to assist it in soliciting proxies from its shareholders. Midwest has agreed to pay customary compensation to MacKenzie for such services and to indemnify MacKenzie and certain related persons against certain liabilities relating to or arising out of the engagement. Directors, officers and employees of Midwest may solicit proxies, although no additional compensation will be paid to directors, officers or employees for such services.

Midwest has filed a Solicitation/Recommendation Statement on Schedule 14D-9 (the “Schedule 14D-9”) and amendments thereto regarding AirTran’s exchange offer that contain information regarding members of the Board of Directors’ and members of management’s potential interests in the exchange offer. Information regarding securities ownership by certain members of the Board of Directors and certain members of management as of February 19, 2006 is contained in Midwest’s proxy statement for its 2006 Annual Meeting of Stockholders, dated as of March 23, 2006 (the “2006 Proxy Statement”) and will be contained in the 2007 Proxy Statement. Midwest shareholders should read the Schedule 14D-9 and the 2007 Proxy Statement when it is filed with the SEC (including any amendments to such documents) because these documents contain (or will contain) important information. The 2007 Proxy Statement (when filed), the 2006 Proxy Statement, the Schedule 14D-9 and other public filings made by Midwest with the SEC are available without charge from the SEC’s Web site at sec.gov and from Midwest at midwestairlines.com.